SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2000

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

In a release dated February 28, 2000, Compaq Computer Corporation (NYSE: CPQ) announced the appointment of Jesse J. Greene, Jr. to the position of Senior Vice President and Chief Financial Officer. The news release is attached as Exhibit 99.

ITEM 7. Exhibits.

Exhibit 99 News Release dated February 28, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: March 1, 2000	By: /s/ Linda S. Auwers Linda S. Auwers Vice President, Associate General Counsel and Secretary

COMPAQ Compaq Computer Corporation Public Relations Department	P.O. Box 692000 Houston, Texas 77269-2000 Tel 281-514-0484 Fax 281-514-4583 http://www.compaq.com	Exhibit 99 News Release

FOR IMMEDIATE RELEASE

Compaq Names Jesse J. Greene, Jr. Senior Vice
President and Chief Financial Officer

      HOUSTON, Feb. 28, 2000 - Compaq Computer Corporation (NYSE: CPQ) today named Jesse J. Greene, Jr. to the position of Senior Vice President and Chief Financial Officer. Greene brings almost 25 years of financial management and corporate development experience in technology environments to Compaq.

      "Jesse Greene has the special blend of skills that will advance Compaq's strategic growth plan," said Michael Capellas, Compaq President and Chief Executive Officer. "Jesse's broad experience includes a proven track record in managing business strategy and complex financial issues for global corporations. His strong organizational development capabilities are backed by a recognized reputation for integrity. And Jesse has a solid relationship with Wall Street."

      Greene joins Compaq from Eastman Kodak Company, where most recently he served as Corporate Senior Vice President and Director of Business Strategy and Information Technology. During six years at Kodak, Greene held a number of positions including acting CFO, Vice President of Finance, and Treasurer. Before joining Kodak, Greene spent 23 years at International Business Machines and served in a variety of finance-related capacities including Assistant Treasurer, IBM Corporation; Vice President, Special Financing, IBM Credit Corporation; and Director of Taxes for IBM Credit Corporation.

      "This is a tremendous opportunity and my experience and skills are well-matched to be Compaq's Chief Financial Officer," said Greene. "While we have hard work ahead of us, I am excited by the challenge to accelerate the growth and success of Compaq."

      Greene received a Masters degree in Business Administration from Columbia University Graduate School of Business and a Juris Doctor from Columbia University School of Law. He holds both a Bachelors degree and a Master of Science degree in Mechanical Engineering from New York University.

About Compaq

      Compaq Computer Corporation, a Fortune Global 100 company, is the largest supplier of computing systems in the world. Compaq designs, develops, manufactures and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, and communications products, commercial desktop and portable products, and consumer PCs for the NonStop(TM) Internet world.       Compaq products and services are sold in more than 200 countries directly to businesses, through a network of authorized Compaq marketing partners, and directly to businesses and consumers through Compaq's e-commerce Web site at http://www.compaq.com. Compaq markets its products and services primarily to customers from the business, home, government, and education sectors. Customer support and information about Compaq and its products and services are available at http://www.compaq.com.

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies. This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include implementation of a new model of distribution; the failure of systems associated with order fulfillment; changes in product mix; inventory risks due to shifts in market demand; continued competitive factors and pricing pressures; market responses to pricing actions and promotional programs; volatility of certain equity investments; component shortages; and instability in developing countries that may affect operations. Further information on the factors that could affect Compaq's financial results are included in its SEC filings, including the latest annual report on Form 10-K, and the latest quarterly report on Form 10-Q.

Compaq Media Relations Compaq Media Relations Compaq Investor Relations	Jim Finlaw Alan E. Hodel 281-514-9549 or 800-433-2391	281-514-6137 281-518-8932	jim.finlaw@compaq.com alan.hodel@compaq.com investor.relations@compaq.com